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                                                                    EXHIBIT 99.B

                                   EXHIBIT B
                                   ---------

                 REFERENCE TO JOHN JAGGERS AS ATTORNEY-IN-FACT

          John Jaggers has signed the enclosed documents as Attorney-In-Fact. Note that copies of the applicable Power of Attorneys are already on file with the appropriate agencies.